Exhibit 99

Anadarko Announces Second-Quarter Results

HOUSTON--(BUSINESS WIRE)--August 3, 2009--Anadarko Petroleum Corporation (NYSE: APC) today announced a second-quarter 2009 net loss from continuing operations attributable to common stockholders of $224 million, or $0.47 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items decreased the net loss by approximately $39 million, or $0.09 per share (diluted) on an after-tax basis.(1) Cash flow from continuing operations in the second quarter of 2009 was $1.228 billion, and discretionary cash flow totaled $1.545 billion.(2)

SECOND-QUARTER 2009 HIGHLIGHTS

  Achieved 4-percent sequential volume growth over first-quarter 2009
  Reduced lease operating expense per barrel of oil equivalent (BOE) by 12 percent from first-quarter 2009
  Announced a deepwater discovery in the Gulf of Mexico
  Strengthened liquidity by effectively accessing the capital markets

“The strength of Anadarko’s portfolio was clearly demonstrated during the quarter, as we delivered record sales volumes (from retained properties) and improved lease operating expenses relative to both the prior-year period and the first quarter of 2009,” Anadarko Chairman and CEO Jim Hackett said. “We are continuing to drive down costs to better align them with the current commodity-price environment. I am also very pleased with the excellent performance of our exploration teams, which have announced six deepwater discoveries so far this year. Additionally, during the quarter we continued to prudently manage our balance sheet by accessing the capital markets to substantially strengthen our liquidity position.”

Last week, Anadarko announced the Vito discovery in the Gulf of Mexico in Mississippi Canyon block 984. The well encountered more than 250 net feet of oil pay, and the partners are currently evaluating the data and timing of future appraisal activity. During the second quarter, Anadarko announced the Samurai discovery in the Gulf of Mexico in Green Canyon block 432, which is 12 miles north of the company’s Marco Polo facility. The discovery well encountered more than 120 feet of net oil pay. The company plans to drill an appraisal well within the next year. These discoveries add to the deepwater discoveries announced during the first quarter of this year at the Heidelberg and Shenandoah wells in the Gulf of Mexico and the Tweneboa and Mahogany Deep discoveries offshore Ghana. Anadarko plans to drill several significant appraisal wells and at least six high-impact exploration wells during the remainder of 2009, with each exploration well targeting resources of more than 100 million BOE.

“Anadarko’s exploration success,” continued Hackett, “coupled with our strong operational performance and the advancement of our three mega projects, including the recent approval of the Jubilee Phase I Plan of Development and Unitization Agreement by the Ghanaian government, continues to deliver excellent value today and positions the company to continue to do so in the future.”

Second-quarter 2009 sales volumes of natural gas, crude oil and natural gas liquids totaled 56 million BOE, or 617,000 BOE per day, comprised of natural gas sales volumes that averaged 2.336 billion cubic feet per day, oil sales volumes that averaged 182,000 barrels per day and natural gas liquids sales volumes that averaged 46,000 barrels per day.

CONFERENCE CALL TOMORROW AT 9 A.M. CDT, 10 A.M. EDT

Anadarko will host a conference call on Tuesday Aug. 4, at 9 a.m. Central Daylight Time (10 a.m. Eastern Daylight Time) to discuss second-quarter results and the company’s outlook for the remainder of 2009. The dial-in number is 888.713.4214 in the United States or 617.213.4866 internationally. The confirmation number is 22769023. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will also be available on the Web site for approximately 30 days following the conference call.

ANADARKO OPERATIONS REPORT

For more details on Anadarko’s operations, please refer to the comprehensive report on second-quarter activity. The report will be available at www.anadarko.com on the Investor Relations page.

FINANCIAL DATA

Nine pages of summary financial data follow, including current hedge positions, financial guidance and supplemental production guidance.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2008, the company had approximately 2.3 billion barrels of oil equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko, please visit www.anadarko.com.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to achieve its production targets, successfully manage its capital expenditures, and timely complete and commercially operate the drilling prospects identified in this news release. See “Risk Factors” in the company’s 2008 Annual Report on Form 10-K and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Cautionary Note to U.S. Investors: The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Anadarko uses certain terms in this news release, such as “resources” and similar terms that the SEC’s guidelines strictly prohibit Anadarko from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in Anadarko’s Form 10-K for the year ended Dec. 31, 2008, File No. 001-08968, available from Anadarko at www.anadarko.com or by writing Anadarko at: Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attn: Investor Relations. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

Anadarko Petroleum Corporation

Certain Items Affecting Comparability

	Quarter Ended June 30, 2009
	Before	After	Per Share
millions except per share amounts	Tax	Tax	(diluted)
Unrealized gains (losses) on derivatives, net	$(467)	$(298)	(0.63)
Realized gains on interest rate swaps	552	352	0.74
Gains (losses) on divestitures, net	8	5	0.02
Impairments	(23)	(15)	(0.03)
Other adjustments	(57)	(37)	(0.08)
Change in uncertain tax positions (FIN48)	-	32	0.07
	$13	$39	$0.09

	Quarter Ended June 30, 2008
	Before	After	Per Share
millions except per share amounts	Tax	Tax	(diluted)
Unrealized gains (losses) on derivatives, net	$(1,603)	$(1,020)	(2.17)
Gains (losses) on divestitures, net	335	212	0.45
Impairments	(11)	(7)	(0.01)
	$(1,279)	$(815)	$(1.73)

Reconciliation of GAAP to Non-GAAP Measures

Below is a reconciliation of cash provided by operating activities (GAAP) to discretionary cash flow and free cash flow (non-GAAP) and net income from continuing operations (GAAP) to adjusted net income from continuing operations (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. The company uses discretionary cash flow and free cash flow to demonstrate the company's ability to internally fund capital expenditures and to service or incur additional debt. It is useful in comparisons of oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities. The company uses adjusted net income from continuing operations to evaluate the company’s operational trends and performance.

	Quarter Ended		Year to Date
	June 30		June 30
millions	2009	2008	2009	2008
Cash Flow
Net cash provided by operating activities - continuing operations	$1,228	$482	$1,761	$2,504
Add back:
Change in accounts receivable	118	1,060	(138)	648
Change in accounts payable and accrued expenses	(432)	736	157	823
Change in other items - net	631	33	506	206
Discretionary Cash Flow from Continuing Operations*	$1,545	$2,311	$2,286	$4,181

* Discretionary cash flow from continuing operations for the quarter and six months ended June 30, 2009 was increased by a current tax benefit of $190 million and $105 million, respectively. However, actual cash tax (refunds) payments for the quarter and six months ended June 30, 2009 were $(11) million and $195 million, respectively. For the quarter and six months ended June 30, 2008, discretionary cash flow from continuing operations was reduced by current tax expense of $258 million and $567 million, respectively. However, actual cash tax payments for the quarter and six months ended June 30, 2008 were $783 million and $486 million, respectively.

Anadarko Petroleum Corporation

Reconciliation of GAAP to Non-GAAP Measures

			June 30, 2009
			Quarter	Year
millions			Ended	to Date
Discretionary cash flow from continuing operations			$1,545	$2,286
Less: Capital expenditures			914	2,021
Free Cash Flow**			$631	$265

** Free cash flow for the quarter and six months ended June 30, 2009 was increased by a current tax benefit of $190 million and $105 million, respectively. However, actual cash tax (refunds) payments for the quarter and six months ended June 30, 2009 were $(11) million and $195 million, respectively. For the quarter and six months ended June 30, 2008, free cash flow was reduced by current tax expense of $258 million and $567 million, respectively. However, actual cash tax payments for the quarter and six months ended June 30, 2008 were $783 million and $486 million, respectively.

	Quarter Ended		Quarter Ended
	June 30, 2009		June 30, 2008
	After	Per Share	After	Per Share
millions except per share amounts	Tax	(diluted)	Tax	(diluted)
Income (loss) from continuing operations attributable to common stockholders	$(224)	(0.47)	$16	0.03
Less: Certain items affecting comparability	39	0.09	(815)	(1.73)
Adjusted net income (loss) from continuing operations	$(263)	$(0.56)	$831	$1.76

Presented below is a reconciliation of total debt (GAAP) to net-debt (non-GAAP). Management uses net-debt as a measure of the company's outstanding debt obligations relative to its cash and cash equivalents on hand.
				June 30
millions				2009
Total debt				$12,873
Less: Cash and cash equivalents				3,527
Net-Debt				$9,346

Anadarko Petroleum Corporation

	Quarter Ended		Year to Date
Summary Financial Information	June 30		June 30
millions except per share amounts	2009	2008	2009	2008
Revenues and Other
Gas sales	$653	$1,495	$1,333	$2,694
Oil and condensate sales	756	344	1,382	1,694
Natural gas liquids sales	116	258	199	459
Gathering, processing and marketing sales	201	319	362	587
Gains (losses) on divestitures and other, net	19	370	64	330
Total	1,745	2,786	3,340	5,764
Costs and Expenses
Oil and gas operating	239	259	501	504
Oil and gas transportation and other*	163	130	316	260
Exploration	288	264	589	507
Gathering, processing and marketing	183	222	318	414
General and administrative	226	199	435	403
Depreciation, depletion and amortization	933	784	1,739	1,594
Other taxes	180	523	330	882
Impairments	23	11	74	11
Total	2,235	2,392	4,302	4,575
Operating Income (Loss)	(490)	394	(962)	1,189
Other (Income) Expense
Interest expense	203	151	384	378
Other (income) expense, net	(344)	(14)	(452)	(26)
Total	(141)	137	(68)	352
Income (Loss) from Continuing Operations Before Income Taxes	(349)	257	(894)	837
Income Tax Expense (Benefit)	(135)	236	(349)	580
Income (Loss) from Continuing Operations	$(214)	$21	$(545)	$257
Income (Loss) from Discontinued Operations, net of taxes	(2)	7	(2)	57
Net Income (Loss)	$(216)	$28	$(547)	$314
Net Income Attributable to Noncontrolling Interests	10	5	17	5
Net Income (Loss) Attributable to Common Stockholders	$(226)	$23	$(564)	$309
Amounts Attributable to Common Stockholders
Income (loss) from continuing operations attributable to common stockholders	$(224)	$16	$(562)	$252
Income (loss) from discontinued operations, net of tax	(2)	7	(2)	57
Net income (loss) attributable to common stockholders	$(226)	$23	$(564)	$309
Per Common Share (amounts attributable to common stockholders):
Income (loss) from continuing operations attributable to common stockholders - basic	$(0.47)	$0.03	$(1.20)	$0.53
Income (loss) from continuing operations attributable to common stockholders - diluted	$(0.47)	$0.03	$(1.20)	$0.53
Income (loss) from discontinued operations, net of taxes - basic	$(0.01)	$0.02	$(0.01)	$0.12
Income (loss) from discontinued operations, net of taxes - diluted	$(0.01)	$0.02	$(0.01)	$0.12
Net income (loss) attributable to common stockholders - basic	$(0.48)	$0.05	$(1.21)	$0.65
Net income (loss) attributable to common stockholders - diluted	$(0.48)	$0.05	$(1.21)	$0.65
Average Number of Common Shares Outstanding - Basic	477	468	468	468
Average Number of Common Shares Outstanding - Diluted	477	469	468	469

Exploration Expense
Dry hole expense	$93	$29	$214	$89
Impairments of unproved properties	131	143	238	243
Geological and geophysical expense	17	41	51	92
Exploration overhead and other	47	51	86	83
Total	$288	$264	$589	$507

* For the three and six months ended June 30, 2009, Oil and gas transportation and other expenses includes $2 million and $27 million, respectively, related to payments for early termination of certain drilling rig contracts.

Anadarko Petroleum Corporation

	Quarter Ended		Year to Date
Summary Financial Information	June 30		June 30
millions	2009	2008	2009	2008
Cash Flow from Operating Activities
Net income (loss)	$(216)	$28	$(547)	$314
Less income from discontinued operations, net of taxes	(2)	7	(2)	57
Depreciation, depletion and amortization	933	784	1,739	1,594
Deferred income taxes	57	-	(242)	37
Dry hole expense and impairments of unproved properties	224	172	452	332
Impairments	23	11	74	11
(Gains) losses on divestitures, net	(8)	(335)	(18)	(164)
Unrealized (gains) losses on derivatives	467	1,603	707	2,091
Other noncash items	63	55	119	23
Discretionary Cash Flow from Continuing Operations	1,545	2,311	2,286	4,181
(Increase) decrease in accounts receivable	(118)	(1,060)	138	(648)
Increase (decrease) in accounts payable and accrued expenses	432	(736)	(157)	(823)
Other items - net	(631)	(33)	(506)	(206)
Net cash provided by (used in) operating activities***	$1,228	$482	$1,761	$2,504

*** For the quarter ended and year to date June 30, 2009, net cash provided by operating activities includes $352 million attributable to after-tax realized gains on interest rate swaps.

Capital Expenditures	$914	$1,232	$2,021	$2,288

			June 30,	December 31,
			2009	2008
Condensed Balance Sheet
Cash and cash equivalents			$3,527	$2,360
Other current assets			2,119	2,735
Net properties and equipment			36,909	37,047
Other assets			1,485	1,368
Goodwill and other intangible assets			5,332	5,413
Total Assets			$49,372	$48,923
Current debt			$-	$1,472
Other current liabilities			3,422	4,064
Long-term debt			11,134	9,128
Midstream subsidiary note to a related party			1,739	1,739
Other long-term liabilities			13,116	13,364
Stockholders' equity			19,597	18,795
Noncontrolling Interests			364	361
Total Liabilities and Stockholders' Equity			$49,372	$48,923
Capitalization
Total debt			$12,873	$12,339
Stockholders' equity			19,597	18,795
Total			$32,470	$31,134
Capitalization Ratios
Total debt			40%	40%
Stockholders' equity			60%	60%

Anadarko Petroleum Corporation

	Quarter Ended		Year to Date
Sales Volumes and Prices	June 30		June 30
	2009	2008	2009	2008
Natural Gas
United States
Volumes, billion cubic feet	213	170	421	365
Average daily volumes, million cubic feet per day	2,336	1,869	2,325	2,003
Price per thousand cubic feet excluding derivatives	$3.05	$9.88	$3.53	$8.64
Realized gain (loss) on derivatives	$0.50	$(0.51)	$0.55	$(0.29)
Unrealized gain (loss) on derivatives	$(0.48)	$(0.58)	$(0.91)	$(0.96)
Total gains (losses) on derivatives	$0.02	$(1.09)	$(0.36)	$(1.25)
Total price per thousand cubic feet	$3.07	$8.79	$3.17	$7.39
Crude Oil and Condensate
United States
Volumes, million barrels	9	11	19	22
Average daily volumes, thousand barrels per day	111	122	106	121
Price per barrel excluding derivatives	$55.37	$117.63	$47.29	$105.19
Realized gain (loss) on derivatives	$0.49	$(16.14)	$1.64	$(9.69)
Unrealized gain (loss) on derivatives	$(13.09)	$(85.80)	$(7.75)	$(49.29)
Total gains (losses) on derivatives	$(12.60)	$(101.94)	$(6.11)	$(58.98)
Price per barrel	$42.77	$15.69	$41.18	$46.21
Algeria
Volumes, million barrels	5	5	10	10
Average daily volumes, thousand barrels per day	52	56	55	54
Price per barrel excluding derivatives	$56.81	$127.15	$51.08	$113.27
Realized gain (loss) on derivatives	$-	$(11.98)	$0.74	$(8.08)
Unrealized gain (loss) on derivatives	$(7.36)	$(115.46)	$(6.37)	$(67.25)
Total gains (losses) on derivatives	$(7.36)	$(127.44)	$(5.63)	$(75.33)
Price per barrel	$49.45	$(0.29)	$45.45	$37.94
Other International
Volumes, million barrels	2	2	3	3
Average daily volumes, thousand barrels per day	19	17	16	17
Price per barrel	$53.88	$111.01	$47.07	$95.86
Total
Volumes, million barrels	16	18	32	35
Average daily volumes, thousand barrels per day	182	195	177	192
Price per barrel excluding derivatives	$55.62	$119.81	$48.44	$106.62
Realized gain (loss) on derivatives	$0.30	$(13.56)	$1.22	$(8.38)
Unrealized gain (loss) on derivatives	$(10.08)	$(86.93)	$(6.63)	$(49.93)
Total gains (losses) on derivatives	$(9.78)	$(100.49)	$(5.41)	$(58.31)
Total price per barrel	$45.84	$19.32	$43.03	$48.31
Natural Gas Liquids
United States
Volumes, million barrels	4	4	8	7
Average daily volumes, thousand barrels per day	46	41	43	40
Total price per barrel	$27.64	$69.71	$25.52	$63.19
Total Barrels of Oil Equivalent (BOE)
Volumes, million BOE	56	50	110	103
Average daily volumes, thousand BOE per day	617	548	608	566

Anadarko Petroleum Corporation
Financial and Operating Guidance
Continuing Operations
As of August 3, 2009

	3rd Qtr			Total Year
	Guidance			Guidance

	Units			Units

Total Sales (MMBOE)	49	-	52	210	-	215

Crude Oil (MBbl/d):	175	-	185	167	-	175

United States	109	-	112	105	-	108
Algeria	55	-	60	51	-	55
Other International	11	-	13	13	-	15

Natural Gas (MMcf/d):

United States	1,950	-	2,050	2,200	-	2,230

Natural Gas Liquids (MBbl/d):

United States	37	-	39	41	-	43

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Crude Oil ($/Bbl):	(4.00)	-	(6.00)	(4.00)	-	(6.00)

United States	(4.00)	-	(6.00)	(4.00)	-	(6.00)
Algeria	1.00	-	(1.00)	1.00	-	(1.00)
Other International	(6.00)	-	(11.00)	(6.00)	-	(11.00)

Natural Gas ($/Mcf):

United States	(0.25)	-	(0.75)	(0.25)	-	(0.75)

Anadarko Petroleum Corporation
Financial and Operating Guidance
Continuing Operations
As of August 3, 2009

	3rd Qtr			Total Year
	Guidance			Guidance

	$ MM			$ MM
Other Revenues:
Marketing and Gathering Margin	20	-	30	80	-	120
Minerals and Other	15	-	25	85	-	105

Costs and Expenses:
	$ / Boe			$ / Boe

Oil & Gas Direct Operating	4.75	-	5.25	4.75	-	5.00
Oil & Gas Transportation/Other	2.60	-	2.80	2.75	-	2.85
Depreciation, Depletion and Amortization	15.75	-	16.75	15.75	-	16.75
Production Taxes (% of Revenue)	10.5%	-	11.5%	9.0%	-	11.0%

	$ MM			$ MM

General and Administrative	220	-	230	870	-	885
Exploration Expense
Non-Cash	175	-	200	850	-	950
Cash	110	-	125	300	-	325
Interest Expense (net)	205	-	215	790	-	810
Other (Income) Expense	-	-	20	(410)	-	(450)

Average Tax Rate	20%	-	25%	30%	-	35%
Algerian Tax Rate - 100% Current	60%	-	65%	60%	-	65%
Rest of Company Tax Rate	32%	-	36%	35%	-	40%
Rest of Company - % of Taxes Current	85%	-	75%	70%	-	60%
Rest of Company - % of Taxes Deferred	15%	-	25%	30%	-	40%

Avg. Shares Outstanding (MM)

Basic	491	-	493	480	-	482
Diluted	493	-	495	482	-	484

	$ MM			$ MM
Capital Investment:

Capital Projects	1,000	-	1,150	3,900	-	4,400

Anadarko Petroleum Corporation
Commodity Hedge Positions (Excluding Natural Gas Basis)
As of August 3, 2009

	Volume (thousand MMBtu/d)	Weighted Average Price per MMBtu

		Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2009	530	$5.45	$7.50	$11.25
2010	1,630	$4.22	$5.59	$8.23
2011	—	$—	$—	$—

	Volume (thousand MMBtu/d)

		NYMEX Price $/MMBtu
Natural Gas
Fixed Price Swaps
2009 (Jul-Aug)	1,150	$4.18
2010	90	$6.10
2011	90	$6.17

	Volume (thousand MBbls/d)	Weighted Average Price per barrel

		Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
2009	48	$37.51	$52.51	$87.04
2010	88	$46.71	$61.71	$84.44
2011	3	$35.00	$50.00	$86.00
2012	2	$35.00	$50.00	$92.50

Interest Rate Derivatives
As of August 3, 2009

Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received

Swap	$1,000 Million	Current	Sept-2009	2.74%	3M LIBOR
Swap	$750 Million	Oct-2011	Oct-2021	4.72%	3M LIBOR
Swap	$1,250 Million	Oct-2011	Oct-2041	4.83%	3M LIBOR
Swap	$250 Million	Oct-2012	Oct-2022	4.91%	3M LIBOR
Swap	$750 Million	Oct-2012	Oct-2042	4.80%	3M LIBOR

Anadarko Petroleum Corporation
Natural Gas Basis Hedge Positions
As of August 3, 2009

	Volume (thousand MMBtu/d)		Price per MMBtu

Basis Swaps
2009
Gulf Coast	315		$(0.15)
Mid Continent	330		$(0.85)
Rocky Mountains	555		$(1.25)
	1,200		$(0.85)

2010
Mid Continent	125		$(0.83)
Rocky Mountains	340		$(1.28)
	465		$(1.16)

2011	15		$(0.76)
Mid Continent	30		$(2.22)
Rocky Mountains	45		$(1.74)

Rockies Export Firm Transportation
As of August 3, 2009
(Only shown through 2011)

		Daily Volume (MMBtus)
		by Pricing Point
Delivery/Pricing Point
2009
Mid Continent		491
West Coast		88
San Juan		15
		594

2010
Mid Continent		491
West Coast		88
San Juan		15
		594

2011
Mid Continent		491
West Coast*		294
Mid West**		250
San Juan		15
		1,050

* New agreement with Ruby estimated to begin in March 2011.
** New agreement with Bison estimated to begin in November 2010.

CONTACT:
Anadarko Petroleum Corporation, Houston
MEDIA:
John Christiansen, 832-636-8736
john.christiansen@anadarko.com
Matt Carmichael, 832-636-2845
matt.carmichael@anadarko.com
INVESTORS:
John Colglazier, 832-636-2306
john.colglazier@anadarko.com
Chris Campbell, CFA, 832-636-8434
chris.campbell@anadarko.com